Exhibit 10.26

FIRST AMENDMENT TO THE LICENSE AGREEMENT

This First Amendment to the License Agreement (“First Amendment”) is entered into, and made effective on, August 4, 2011 by and between Health Discovery Corporation, a Georgia corporation (“HDC”), having its principal place of business at 2 East Bryan Street, Suite #610, Savannah, GA 31401 (“HDC”), and Abbott Molecular Inc., a Delaware corporation having its principal place of business at 1300 East Touhy Avenue, Des Plaines, IL, 60018 (“Abbott”), collectively referred to as the “Parties.”

WHEREAS, the Parties entered into a License Agreement dated as of January 30, 2009 (the “License Agreement”).

WHEREAS, the Parties wish to terminate HDC’s grant of a co-exclusive, worldwide, royalty-bearing license for Laboratory Developed Tests.

Therefore, the Parties to this First Amendment have mutually agreed to terminate their respective obligations under the License Agreement related to Laboratory Developed Tests, unless otherwise provided in this First Amendment.

NOW, for good and valuable consideration, the receipt of which is acknowledged by all Parties to this First Amendment, the Parties agree as follows:

1.           Termination of Laboratory Developed Test Co-Exclusive License.  Neither Party will have any further obligations to the other under Section 4.1.2, including Exhibit D incorporated therein and attached to the License Agreement, and 4.2.2 of the Agreement.  The Parties agree that Sections 1.14, 4.1.2 and 4.2.2 of the Agreement are hereby terminated, of no further force and effect and deleted in their entirety; provided, however, that this paragraph shall not apply to the obligations of the Parties to any obligation of the Parties with respect to the obligation with respect to Confidential Information under Section 7.1 of the Agreement.

2.           License Agreement Remains in Full Force and Effect.  Except as otherwise expressly amended, all other terms and conditions of the License Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties to this First Amendment have caused this First Amendment to be executed by their respective duly authorized officers or representatives and entered into as of the effective date set forth above.

HEALTH DISCOVERY CORPORATION

By:	/s/ Stephen D. Barnhill, M.D.

Its:	Chairman & CEO
Authorized Representative

ABBOTT MOLECULAR INC.

By:	/s/ Stafford O'Kelly

Its:	President
Authorized Representative

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